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                                                           Exhibit 23.3

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Merrill Corporation of our report dated April 27, 2000 relating to the financial statements and financial statement schedule of Merrill Corporation which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial
Data" in such Registration Statement.


                                       /s/ PricewaterhouseCoopers LLP

                                       PricewaterhouseCoopers LLP
                                       St. Paul, Minnesota
                                       May 12, 2000